EXHIBIT 23.2

                            CHILD, SULLIVAN & COMPANY
           a Professional Corporation of Certified Public Accountants
                          4764 South 900 East, Suite 1
                         Salt Lake City, Utah 84117-4977
                                 (801) 281-4700



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors
Medianet Group Technologies, Inc.

         We consent to the incorporation by reference in this Registration Statement of Medianet Group Technologies, Inc. on Form SB-2 of our report dated March 24, 2005, appearing in the Annual Report on Form 10-KSB of Medianet Group Technologies, Inc. for the fiscal year ended December 31, 2004, and to all references to our firm included in this Registration Statement.


/s/ Child, Sullivan & Company
Child, Sullivan & Company
Salt Lake City, Utah
August 12, 2005